Exhibit 2.9

CONTRIBUTION AND ASSIGNMENT AGREEMENT

Between

JBG PROPERTIES, INC.

and

JBG SMITH PROPERTIES LP

Dated as of July 18, 2017

CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT, dated as of July 18, 2017 (this “Agreement”), is made and entered into by and between JBG Properties, Inc., a Maryland corporation (“JBG Properties”), and JBG Smith Properties LP, a Delaware limited partnership (“Newco OP”, and together with JBG Properties, the “Parties”).

WHEREAS, this Agreement is being entered into and carried out by JBG Properties and Newco OP in connection with, and as contemplated by that certain Master Transaction Agreement, dated as of October 31, 2016 (as it may be amended, the “Transaction Agreement”), by and among Vornado Realty Trust, a Maryland real estate investment trust (“Vornado”), Vornado Realty L.P., a Delaware limited partnership (“Vornado OP”), Vornado DC Spinco, a Maryland real estate investment trust (“Newco”), Newco OP, JBG Properties, JBG/Operating Partners, L.P., a Delaware limited partnership, and certain affiliates of JBG Properties and JBG/Operating Partners, L.P.;

WHEREAS, JBG Properties currently owns interests in certain entities (the “Contributed Interests”), which Contributed Interests are set forth on Schedule A hereto;

WHEREAS, pursuant to Section 1.2(f)(ii) of the Transaction Agreement, Newco OP desires to acquire from JBG Properties, and JBG Properties desires to contribute and transfer to Newco OP, subject to the terms and conditions set forth herein, the Contributed Interests;

WHEREAS, pursuant to Section 1.4 of the Transaction Agreement, JBG Properties will receive Issued OP Units (the “Consideration”), as set forth on Schedule B hereto, as consideration for the contribution of the Contributed Interest;

WHEREAS, the closing (the “Closing”) of the transactions contemplated by this Agreement shall be on the date hereof, after the consummation of the Pre-Combination Transactions and simultaneously with the closing of the Combination Transactions pursuant to the Transaction Agreement; and

WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Transaction Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I
CONTRIBUTION

SECTION 1.01.                             Contribution and Assignment.

Upon the terms and subject to the conditions set forth in this Agreement, JBG Properties hereby contributes, grants, assigns, transfers and conveys and delivers forever to Newco OP, all of JBG Properties’ rights, title and interest under, in and to the Contributed Interests.  Newco OP hereby accepts the foregoing contribution, grant, assignment, transfer and conveyance of the Contributed Interests by JBG Properties to Newco OP.

SECTION 1.02.                             Assumption.

Upon the terms and subject to the conditions set forth in this Agreement, Newco OP hereby expressly assumes and agrees to perform, satisfy and discharge, in each case, in due course, all of the liabilities and obligations of JBG Properties relating to the Contributed Interests whether arising or accruing before or after the date hereof.  JBG Properties, any of its affiliates, their respective successors and assigns, all persons who at any time prior to the Closing have been stockholders, directors, trustees, officers, agents or employees of JBG Properties or any of its affiliates (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, and all persons who at any time prior to the Closing are or have been shareholders, directors, trustees, officers, agents or employees of the entities described on Schedule A and who are not, as of immediately following the Closing, directors, trustees, officers or employees of Newco, Newco OP or any Subsidiary of Newco, are hereby released of and from any further liabilities or obligations whether accruing before or after the date hereof with respect to the Contributed Interests, including, without limitation, all Liabilities arising from or in connection with the Transactions and all other activities to implement the Transactions, and all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Closing (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Closing), in each case, to the extent relating to, arising out of or resulting from the Newco Business, the Newco Assets or the Newco Liabilities (each as defined in the Separation and Distribution Agreement to be entered into by and among Vornado, Vornado OP, Newco and Newco OP, in the form attached to the Transaction Agreement as Exhibit D), but subject to the terms and conditions of the Transaction Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF JBG PROPERTIES

JBG Properties hereby represents and warrants to Newco OP as follows:

SECTION 2.01.                             Organization, Power and Authority.

JBG Properties is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.  JBG Properties has all requisite corporate power and authority to own and operate its assets.

SECTION 2.02.                             Authorization.

JBG Properties has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of JBG Properties pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to contribute, transfer and deliver all of the Contributed Interests to Newco OP (or its designee) in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of JBG Properties pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of JBG Properties, each enforceable in accordance with its respective terms.

SECTION 2.03.                             Disclaimer of Representations and Warranties.

THE PARTIES UNDERSTAND AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT, OR IN ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY, NO PARTY TO THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY

ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS, APPROVALS OR NOTIFICATIONS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SET-OFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

TAX MATTERS

The Parties intend for the transactions contemplated by this Agreement to be treated in accordance with, and agree to report in a manner consistent with, the following for U.S. federal income tax purposes:  The contribution of the Contributed Interests in exchange for the Consideration as a transaction in which no gain or loss is recognized by JBG Properties or Newco OP under Section 721(a) of the Internal Revenue Code of 1986.

ARTICLE IV

GENERAL PROVISIONS

SECTION 4.01.                                                     Amendment.

Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties hereto by action taken or authorized by their respective board of directors, general partner or other similar governing body or entity, if necessary; provided, however, that there shall not be any amendment or change not permitted under applicable Law.  This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

SECTION 4.02.                                                     Non-Survival.

None of the representations, warranties, or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing; provided, however, that this Section 4.02 shall not limit any covenant or agreement of the Parties hereto to the extent such covenant or agreement by its terms contemplates performance after the Closing, which shall survive the Closing.

SECTION 4.03.                                                     Interpretation.

When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.  All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.   The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the case of any conflict between this Agreement and the Transaction Agreement, the Transaction Agreement shall control.

SECTION 4.04.                                                     Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile, telecopy, portable document format (.pdf) or any other reproduction of this Agreement may be executed by the Parties, including by means of an electronic signature or other format, and an executed copy of this Agreement may be delivered by the Parties by facsimile, portable document format (.pdf)  or other electronic transmission means pursuant to which the signature of or on behalf of the Parties can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

SECTION 4.05.                                                     Entire Agreement.

This Agreement, the Transaction Agreement and the other Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any Person, other than the Parties and their successors and permitted assigns, any rights or remedies hereunder.

SECTION 4.06.                                                     Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 4.07.                                                     Governing Law; Jurisdiction.

(a)                                                         This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to conflicts of laws principles (whether of the State of New York or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of New York).

(b)                                                         All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the state courts sitting in the City, County and State of New York, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the Southern District of New York, and the appellate courts to which orders and judgments thereof may be appealed (the “Chosen Courts”).  Each of the Parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party, whether sounding in tort, contract or otherwise, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Chosen Court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement will affect the right of any Party to serve process in any manner permitted by Law.

SECTION 4.08.                                                     Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.

SECTION 4.09.                                                     Assignment.

This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Any assignment referred to in the immediately preceding sentence shall not relieve any Party of any obligation hereunder, and following such assignment this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, JBG Properties and Newco OP have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

JBG PROPERTIES, INC., a Maryland corporation

By:	/s/ James Iker
Name:	James Iker
Title:	Executive Vice President

JBG SMITH PROPERTIES LP, a Delaware limited partnership

By: JBG SMITH Properties, its General Partner

By:	/s/ Steven Museles
Name:	Steven Museles
Title:	Chief Legal Officer and Secretary

[Signature Page to Contribution and Assignment Agreement by and between JBG Smith Properties LP and JBG Properties, Inc.]